EX-16.16.a

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of NATIONWIDE VARIABLE INSURANCE TRUST (the “Trust”), a Delaware statutory trust, and the Trust, hereby constitutes and appoints James Bernstein, Eric E. Miller and Allan J. Oster and each of them with power to act without the others, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to approve, and sign such Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust as it relates to the reorganization of the NVIT Developing Markets Fund into the NVIT Emerging Markets Fund, each a series of the Trust, and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his name and seal as of this 7th day of March, 2016.

Signature & Title Principal Executive Officer /s/ Michael S. Spangler Michael S. Spangler, President and Chief Executive Officer
Principal Accounting & Financial Officer /s/ Joseph Finelli Joseph Finelli, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of NATIONWIDE VARIABLE INSURANCE TRUST (the “Trust”), a Delaware statutory trust, and the Trust, hereby constitutes and appoints James Bernstein, Eric E. Miller and Allan J. Oster and each of them with power to act without the others, his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to approve, and sign such Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust as it relates to the reorganization of the NVIT Developing Markets Fund into the NVIT Emerging Markets Fund, each a series of the Trust, and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his or her name and seal as of this 8th day of March 2016.

/s/ Charles E. Allen Charles E. Allen, Trustee	/s/ Barbara I. Jacobs Barbara I. Jacobs, Trustee
/s/ Paula H. J. Cholmondeley Paula H.J. Cholmondeley, Trustee	/s/ Phyllis Kay Dryden Phyllis Kay Dryden, Trustee
/s/ Douglas F. Kridler Douglas F. Kridler, Trustee	/s/ David C. Wetmore David C. Wetmore, Trustee
/s/ Keith F. Karlawish Keith F. Karlawish, Trustee	/s/ Lydia M. Marshall Lydia M. Marshall, Trustee
/s/ Carol A. Kosel Carol A. Kosel, Trustee